Exhibit 5.1

Lefosse Advogados

Rua Tabapuã, 1.227, 14º andar
04533-014, São Paulo, SP
Tel.: +55 (11) 3024-6100
Fax: +55 (11) 3024-6200

São Paulo, June 21, 2024.

Companhia de Saneamento Básico do Estado de São Paulo – SABESP
Rua Costa Carvalho, nº 300
05.429-000, São Paulo, SP, Brazil

Re.: Companhia de Saneamento Básico do Estado de São Paulo – SABESP
Public Offering of Common Shares
(including Common Shares in the form of American Depositary Shares)

Ladies and Gentlemen:

We are qualified to practice law in the Federative Republic of Brazil ("Brazil") and have acted as special Brazilian legal counsel to Companhia de Saneamento Básico do Estado de São Paulo – SABESP, a corporation (sociedade por ações) organized and existing under the laws of Brazil (the "Company"), in connection with the preparation and filing by the Company, under the U.S. Securities Act of 1933, as amended ('"Securities Act"), of a registration statement on Form F-3ASR ('"Registration Statement") with the United States Securities and Exchange Commission ("SEC") with respect to the potential offering of common shares, with no par value, of the Company (the "Common Shares"), including Common Shares in the form of American Depositary Shares ("ADSs"), each of which represents one Common Share (the "Securities") to be offered and sold from time to time on a delayed or continuous basis by the selling shareholder named therein ('"Selling Shareholder") at offering prices to be determined from time to time.

In rendering the opinions expressed herein, we have examined:

(i)           an electronic copy of the Registration Statement filed with the SEC as of the date hereof;

(ii)          a copy of the Company's by-laws (estatuto social), as in effect on the date hereof and which will be effective upon the effectiveness of the offering; and

(iii)         such other documents, certificates and information and such matters of law as we have deemed necessary or appropriate in connection with the opinions expressed herein.

In rendering the opinions below, we have made the following assumptions:

(i)           the signatures on the originals, certified copies or copies of all documents submitted to us are genuine;

(ii)          the Registration Statement and any amendments or supplements thereto (including any of the documents incorporated by reference therein) will be effective and will comply with all applicable laws at the time the Securities are offered as contemplated by the Registration Statement;

(iii)         the Securities will be sold and delivered to, and paid for by, the purchasers at the price specified in, and in accordance with the terms of, an agreement or agreements duly authorized, executed and delivered by the parties thereto;

Rua Tabapuã, 1227 14th floor 04533-014 São Paulo SP Brazil | Phone + 55 11 3024-6100 Fax + 55 11 3024-6200

(iv)        the Selling Shareholder will authorize the offering of the Securities, and will take any other appropriate corporate action;

(v)         all factual representations made in documents reviewed by us, other than those dealing with matters of Brazilian law, are accurate and complete; and

(vi)        except as specifically otherwise mentioned herein, there is no provision of the law of any jurisdiction other than Brazil that has any implication in relation to the opinions expressed herein.

We express no opinion as to any laws other than the laws of Brazil as in effect on the date hereof and we have not made any investigation of the laws of any jurisdiction outside of Brazil. In particular, we have made no independent investigation of the laws of the State of New York as a basis for the opinions expressed herein and do not express or imply any opinion on such laws. This opinion is to be governed by and construed in accordance with the laws of Brazil in effect as of the date hereof. This opinion is issued solely for the purposes of the filing of the Registration Statement and the offering of the Securities by the Selling Shareholder and is not to be relied upon in respect of any other matter.

Based upon the foregoing, and subject to the qualifications set forth below, we are of the opinion that:

1.	The Company is validly existing as a corporation (sociedade por ações) under the laws of Brazil, with corporate power and authority to own lease and operate its properties and conduct its business in Brazil as described in the Registration Statement documents and execute, deliver and perform its obligations under the Registration Statement documents.
2.	Upon the sale of the Securities by the Selling Shareholder, in accordance with a definitive underwriting, purchase or similar agreement relating to the offer and sale of the Securities, duly authorized, executed and delivered by all parties thereto, including [the Company and ]the Selling Shareholder, the Securities will continue to be legally issued, fully paid and non-assessable (meaning that no further sums will be payable to the Company on such Securities).

The limitations inherent in the independent verification of factual matters and the character of determinations involved in the preparation of a disclosure document are such, however, that we do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or any amendments or supplements thereto (including any of the documents incorporated by reference therein).

This opinion letter is limited to the matters and transactions expressly stated and speaks only as of the date hereof. We expressly disclaim any responsibility to advise you of any development or circumstance of any kind including any change of law or fact that may occur after the date of this opinion letter even though such development, circumstance or change may affect the legal analysis, a legal conclusion or any other matter set forth in or relating to this opinion letter.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the references to our firm in the prospectus constituting a part of the Registration Statement, as it may be amended from time to time, under the captions "Validity of Securities" and "Service of Process and Enforcement of Judgments in Brazil". In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the SEC promulgated thereunder.

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Very truly yours,

/s/ LEFOSSE ADVOGADOS
/s/ Carlos Barbosa Mello

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